Exhibit 21

SUBSIDIARIES OF C&D TECHNOLOGIES, INC.

      1. C&D Charter Holdings, Inc., incorporated under the laws of the State of Delaware

      2. C&D International Investment Holdings, Inc., incorporated under the laws of the State of Delaware

      3.    C&D Holdings Limited, organized under the laws of the United Kingdom

      4.    NCL Holdings Limited, organized under the laws of the United Kingdom

      5. C&D Technologies (NCL) Limited, organized under the laws of the United Kingdom

      6.    C&D Electronics (GZ) Limited, organized under the laws of China

      7. C&D Components Hong Kong, Limited, organized under the laws of Hong Kong, China

      8.    Charter Power F.S. Ltd., incorporated in the Islands of Bermuda

      9. C&D Technologies (Power Electronics) Limited, organized under the laws of Ireland

      10. C&D Technologies de Mexico, S.A., de C.V., organized under the laws of Sonora,Mexico

      11. C&D Technologies (UK) Limited, organized under the laws of the United Kingdom

      12. C&D Technologies (HK) Limited, organized under the laws of Hong Kong, China

      13.   C&D Technologies (Italia), S.r.l., organized under the laws of Italy

      14. Shanghai C&D Battery Company, Ltd., joint venture organized under the laws of China

      15. C&D Technologies Reynosa, S. de R.L. de C.V. organized under the laws of Tamaulipas, Mexico

      16. C&D Dynamo Corporation, incorporated under the laws of the State Delaware

      17.   C&D Power Systems (Canada) ULC, organized under the laws of Canada

      18. C&D Technologies (CPS) LLC, organized under the laws of the State of Delaware

      19.   C&D Technologies (CPS) ULC, organized under the laws of Canada

      20. C&D Technologies (Celab) Limited, organized under the laws of the United Kingdom

      21. Celab Power Management Limited, organized under the laws of the United Kingdom

      22. Datel Holding Corporation, organized under the laws of the State of Delaware

      23. C&D Technologies (Datel), Inc., organized under the laws of the State of Delaware

      24.   C&D Technologies KK, organized under the laws of Japan

      25.   C&D Technologies (Datel) GmbH, organized under the laws of Germany

      26.   C&D Technologies (Datel) SARL, organized under the laws of France

      27.   Datel (UK) Ltd., organized under the laws of the UK

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      28.   C&D Electronic  Technology  (Shanghai) Co. Ltd,  organized under the laws of China

      29. Dynamo Acquisition Corporation, organized under the laws of the State of Delaware

      30.   C&D  Tech  (Singapore)  Pte.  Ltd.,  organized  under  the  laws  of
            Singapore.